Stavanger, December 17, 2004

Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Statoil North America, Inc. 2004 Employee Share Purchase Plan of our report dated March 3, 2004, with respect to the consolidated financial statements of Statoil ASA Company included in its Annual Report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Very truly yours,
ERNST & YOUNG AS

/S/ Jostein Johannessen
Jostein Johannessen
State Authorised Public Accountant